     NEWS RELEASE                        Contact:   David R. Schroder
     For Immediate Release                          101 Second Street, S.E.,
                                                    Suite 800
                                                    Cedar Rapids, Iowa 52401
                                                    Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                       ANNOUNCES RESULTS OF FIRST QUARTER

CEDAR RAPIDS,  IOWA -- (February 14, 2008) -- On February 14, 2008, MACC Private
Equities Inc. (NASDAQ Capital Market: MACC) announced its preliminary results of operations from the first quarter of its fiscal year 2008,  which are subject to adjustment upon completion of its annual audit.

     For the first quarter of fiscal 2008, MACC recorded total investment income of $260,004,  as compared to total  investment  income of $254,351 for the first quarter of fiscal 2007. The increase in investment  income was the net effect of a $49,953  increase  in  dividend  income,  and a $44,300  decrease  in interest income.  Total  operating  expenses  for the first  quarter of fiscal  2008 were
$307,563,  as compared to $399,381  for the first  quarter of fiscal  2007.  The decrease in total operating  expenses is the net effect of a $67,495 decrease in interest  expense,  an $18,730 decrease in management fees, a $7,494 decrease in professional  fees,  and a $1,901  increase in other  expenses.  Net  investment expense for the first  quarter of fiscal 2008 was $47,559,  as compared to a net investment expense of $145,030 in the first quarter of fiscal 2007.

     MACC had no net realized gain or loss on investments  for the first quarter of fiscal 2008,  the same as for the first  quarter of fiscal  2007.  During the first  quarter  of  fiscal  2008,  MACC  recorded  a net  change  in  unrealized appreciation/depreciation  on investments  of  ($721,354),  as compared to a net change in unrealized appreciation/depreciation on investments of $424,024 during the first quarter of fiscal 2007.

     These items resulted in a net decrease in net assets from operations at the end of the first  quarter  of fiscal  2008 of  $768,913,  as  compared  to a net increase in net assets from operations at the end of the first quarter of fiscal
2007 of $278,994.

     MACC net asset value at December 31, 2007,  was  $10,751,897 as compared to
$11,897,228 at December 31, 2006.  MACC's net asset value per share decreased to
$4.36 at  December  31,  2007,  from $4.67 at  September  30,  2007 and $4.83 at
December 31, 2006.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United  States,  which  investments  are
currently  made  through  its  wholly-owned   subsidiary,   MorAmerica   Capital
Corporation.  MACC common stock is traded on the Nasdaq Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2007,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies  and the ability of MACC and  MorAmerica  Capital to obtain  future  funding,  any  failure to  achieve  annual  investment  level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate  acquisitions and initial public  offerings.  MACC further cautions  that such  factors  are not  exhaustive  or  exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

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